                                                                   Page 10 of 13
                                                                   EXHIBIT 99(b)

                        KEYCORP STUDENT LOAN TRUST 2003-A

                              OFFICER'S CERTIFICATE

JPMorgan Chase Bank                         JPMorgan Chase Bank
fka, Bank One, National Association         4 New York Plaza, 6th Floor
One Bank One Plaza, Suite 0126              New York, NY 10004
Chicago, IL  60670                          Attn: ABS Administration
Attn: Corporate Trust Administration        Phone: (212) 623-5437
Phone: (312) 407-0192                       Fax:     (212) 623-5933
Fax:     (312) 407-1708

Key Bank USA, National Association          MBIA Insurance Corporation
800 Superior Ave, 4th Floor                 113 King Street
Cleveland, OH 44114                         Armonk, NY 10504
Attn:  President, KER                       Attn: Data Administration
Phone: (216) 828-4293                       Phone: (914) 765-3772
Fax:     (216) 828-9301                     Fax:     (914) 765-3660


Key Consumer Receivables LLC
c/o Key Bank USA, National Association
800 Superior Ave, 4th Floor

Cleveland, Ohio 44114
Attn: President, KER
Phone: (216) 828-4293
Fax:     (216) 828-9301

Pursuant to Section 3.08 of the Subservicing Agreement between Key Bank USA, National Association as Master Servicer and Pennsylvania Higher Education Assistance Agency, as Subservicer, dated as of August 1, 2003 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of PHEAA as Subservicer from the inception of the Trust, through December 31, 2003, and of its performance under the Agreement has been made, and (ii) to the best of the undersigned's knowledge, based on the review, PHEAA as Subservicer has fulfilled all its obligations under the Agreement throughout such period.

The undersigned also hereby certifies that the Subservicer has disclosed to the Master Servicer and to the Trust's certified public accountants all significant deficiencies relating to the Subservicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Agreement.

                                   PENNSYLVANIA HIGHER EDUCATION
                                   ASSISTANCE AGENCY, Subservicer

Date:  February 24, 2004           By:      /S/ Richard E. Willey
                                     ---------------------------------
                                   Name: Richard E. Willey
                                   Title: President and CEO